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                                                                  EXHIBIT 10.38

                           AMENDMENT NO. 1 TO GUARANTY

         THIS AMENDMENT NO. 1 TO GUARANTY (this "Amendment") is entered into as of October 17, 2000 with reference to the Guaranty (the "Guaranty") dated as of June 15, 2000 by Anchor Gaming, a Nevada corporation ("Guarantor") in favor of Bank of America, N.A., as Administrative Agent for the benefit of the Lenders that are party to the Pala Loan Agreement referred to below. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Guaranty (including without limitation any terms defined with reference to the Pala Loan Agreement described below).

                                    RECITALS

         A. The Guaranty was entered into by Guarantor in connection with that certain Loan Agreement dated as of June 15, 2000 among The Pala Band of Mission Indians, a federally recognized Indian tribe, as Borrower, the Lenders party thereto and Bank of America, N.A., as Administrative Agent for the Lenders (the "Administrative Agent") and as Swing Line Lender (as amended concurrently herewith, the "Pala Loan Agreement").

         B. Guarantor has executed a Stock Purchase Agreement dated as of September 24, 2000 with Stanley E. Fulton and certain of his family members and their respective Affiliates who are shareholders in Guarantor, and certain related documents, pursuant to which Borrower intends to re-acquire certain shares of its own capital stock. In order to consummate this transaction, Guarantor proposes to issue $250,000,000 of its senior subordinated notes due 2008 (the "Senior Subordinated Notes").

         C. The Guaranty contains certain Leverage Ratio and Fixed Charge Coverage covenants as to Guarantor which are substantively identical to those contained in the Loan Agreement dated as of June 29, 1999 among Guarantor, as borrower, the lenders therein named and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association) as Administrative Agent for the Lenders (as amended, the "Anchor Loan Agreement").

         D. These transactions may result in an increase to the Guarantor's Leverage Ratio and a decrease to the Guarantor's Fixed Charge Coverage Ratio beyond the ratios now permitted by the Anchor Loan Agreement and the Guaranty.

         E. Guarantor has requested that the Lenders amend the Leverage Ratio and Fixed Charge Coverage Ratio covenants set forth in the Guaranty.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor and the Administrative Agent, acting with the consent of all of the Lenders, hereby agree as follows:

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                  1.       AMENDMENT TO FINANCIAL COVENANTS SECTION OF THE
GUARANTY - SECTION 4(a). Section 4(a) of the Guaranty is hereby amended to read in full as follows:

                  "4. CERTAIN COVENANTS OF GUARANTOR. (a) So long as this Guaranty is in effect, Guarantor shall not, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 13.2 of the Loan Agreement, of all of the Lenders) otherwise consents:

                                    (i)      Permit the Fixed Charge Coverage
                  Ratio, (a) as of the last day of any Anchor Fiscal Quarter ending on or before June 30, 2003, to be less than 1.25:1.00, or (b) as of the last day of any subsequent Anchor Fiscal Quarter, to be less than 1.50:1.00.

                                    (ii)     Permit the Leverage Ratio, as of
                  the last day of any Anchor Fiscal Quarter ending during a period set forth below, to be greater than the ratio set forth opposite that period:

Anchor Fiscal Quarters Ending                       Maximum Permitted Ratio
-----------------------------                       -----------------------
Closing Date through September
30,2000                                             2.50:1.00

December 31, 2000 through June 30, 2001             3.35:1.00

September 30, 2001 through June 30, 2002            3.00:1.00

September 30, 2002 through June 30, 2003            2.75:1.00

Thereafter                                          2.50:1.00."

                  2. ADDITIONAL PAYMENTS BY GUARANTOR. In consideration of the amendments herein contained, Guarantor agrees that on the last day of each Pricing Period beginning prior to the Guaranty Release Date for which the related Anchor Leverage Ratio is in excess of 2.50:1.00 (and for the current Pricing Period, from and after October 17, 2000, pro rated for the remaining portion thereof), Guarantor shall pay a fee to the Administrative Agent, for the ratable account of the Lenders in accordance with their respective Pro Rata Shares, equal to the sum of:


         (a) the average daily outstanding principal amount of the Obligations under the Pala Loan Agreement during such Pricing Period TIMES 0.25% per annum;

         PLUS

         (b) the average daily difference between the Commitment under the Pala Loan Agreement and the outstanding principal amount of the Obligations thereunder, TIMES 0.125%.


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It is agreed that in the event of any release of this Guaranty, the payment referred to above shall be pro rated for the then current Pricing Period, but shall be paid on the date of such release. The Guarantor also agrees that, concurrently herewith, it shall pay to the Administrative Agent for the ratable account of the Lenders which have approved this Amendment, a fee of 0.125% of their Pro Rata Shares of the Commitments.

     3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to the Administrative Agent and the Lenders that:

     (a) Guarantor has all necessary power and has taken all corporate action necessary to enter into this Amendment and to make this Amendment and all other agreements and instruments to which it is a party executed in connection herewith, the valid and enforceable obligations they purport to be.

     (b) No Anchor Default under the Guaranty has occurred and remains continuing.

     4. NO WAIVER. This Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Guaranty, or under any agreement, contract, indenture, document or instrument mentioned in the Guaranty; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power or privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Guaranty, constitute a waiver of any other default of the same or of any other term or provision.

     5. CONSENT TO AMENDMENT OF GUARANTY RELEASE CONDITIONS. The Guarantor hereby consents to the execution, delivery and performance by Borrower, the Administrative Agent and the Lenders of the proposed Amendment No. 1 to the Pala Loan Agreement, pursuant to which the Guaranty Release Conditions shall be amended as set forth therein. The Guaranty Release Conditions, as so modified, are hereby incorporated into the Anchor Guaranty.

     6. EFFECTIVENESS OF THE GUARANTY. Except as hereby expressly amended, the Guaranty remains in full force and effect, and is hereby ratified and confirmed in all respects.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall not become effective until Guarantor and the Administrative Agent shall have signed a copy hereof, whether the same instrument or counterparts, and the same shall have been delivered to the Administrative Agent.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                       ANCHOR GAMING,
                                       a Nevada corporation

                                       By: _____________________________

                                       Title: __________________________


                                       BANK OF AMERICA, N.A.,
                                       as Administrative Agent

                                       By: _____________________________

                                       Title: __________________________


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